UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2010

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On May 13, 2010, Acxiom Corporation (the “Company”) issued a press release announcing the results of its financial performance for the fourth quarter of fiscal year 2010 and the year ended March 31, 2010.  The Company will hold a conference call at 10:00 a.m. CDT today to discuss this information further.  Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

The attached press release utilizes a non-GAAP measure of free cash flow available to equity.  Free cash flow available to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt.  The Company’s management believes that this measure of free cash flow available to equity is superior to the previously reported free cash flow, since it represents the amount of money available for the Company’s discretionary spending after funding all required obligations including scheduled debt payments, and it therefore provides a useful measure of liquidity for assessing the amount of cash available for general corporate and strategic purposes.  Free cash flow available to equity is reconciled to operating cash flow, the nearest comparable GAAP measure, in a schedule to the press release.

The attached press release also includes measures of income from operations before excluded items for the fiscal year ended March 31, 2009 and diluted earnings per share before excluded items for each period reported in the press release.  Each of these measures is presented on a non-GAAP basis by excluding unusual items.  Management believes these are meaningful measures since the unusual items are not relevant to the Company’s operations in future periods.  Each of these non-GAAP measures is reconciled to the comparable GAAP earnings measure within the body of the press release.

The attached press release also includes a measure of revenue excluding pass-through revenue from an Information Products contract for the quarter and year ended March 31, 2009.  The contract has been modified such that pass-through revenue is no longer recognized for the contract.  Management believes this is a meaningful measure for comparison to revenue for the current year since revenue for the current year does not include pass-through revenue.  The non-GAAP measure of revenue is reconciled to GAAP revenue within the body of the press release.

The non-GAAP financial measures used by the Company in the attached press release may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company dated May 13, 2010 announcing fourth quarter earnings for fiscal year 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 13, 2010

ACXIOM CORPORATION

By:           /s/ Jerry C. Jones
Name:           Jerry C. Jones
Title:           Chief Legal Officer & Sr. Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated May 13, 2010 announcing fourth quarter earnings for fiscal year 2010.